Exhibit 10.21

*** Indicates CONFIDENTIAL MATERIAL OMITTED AND FILED   SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDMENT NO. 2 TO THE A330 FINANCING LETTER AGREEMENT No. 1

Northwest Airlines, Inc.

2700 Lone Oak Parkway

Eagan, Minnesota 55121

United States of America

Dated May   , 2004

Dear Sir,

A330 Financing Letter Agreement No. 1 entered into between AVSA, S.A.R.L. (“AVSA”) and Northwest Airlines, Inc. (“NWA”), and dated as of December 21, 2000 as amended by Amendment No. 1 to the A330 Financing Letter No. 1, between AVSA and NWA dated as of December 20, 2002 (the “A330 FLA”).

Capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the A330 FLA.

Whereas, pursuant to Section B of the A330 FLA, AVSA commits to make available to NWA, on AVSA’s pro-rata share of the Aircraft order, a maximum of eighteen (18) RVGs, twelve (12) in respect of the initial sixteen (16) Firm Aircraft, and an additional six (6) in respect of the last eight (8) Firm Aircraft, from the initial twenty-four (24) Firm Aircraft, to be delivered to NWA under the Agreement (each an “RVG Aircraft” and collectively the “RVG Aircraft”); and

Whereas, the parties hereto wish to amend the provisions of Section B of the A330 FLA.

The parties hereto agree as follows:

(1)                                  In consideration of AVSA making available to NWA, in accordance with the provisions of this Letter Agreement, a Credit Note (as defined herein) at delivery of each RVG Aircraft, NWA agrees to release AVSA from all and every obligation AVSA has in relation to the issue of RVG’s pursuant to the A330 FLA.

(2)                                  Subject to the provisions of paragraphs 4 to 6 inclusive below, AVSA will make available to NWA at delivery of each RVG Aircraft a credit note in the following amounts:

(i)                                     *** Dollars (US$ ***) as at September 2003, in respect of each A330-300 RVG Aircraft; and

(ii)                                  *** (US$ ***) as at July 2004, in respect of each A330-200 RVG Aircraft,

(each a “Credit Note” and collectively the “Credit Notes”, each Credit Note will be applied towards partial payment of the Final Contract Price at delivery of the applicable RVG Aircraft).

(3)                                  The amount of each Credit Note will be adjusted from September 2003 or July 2004, as appropriate up to and including the scheduled month of delivery of the relevant RVG Aircraft as specified in the Agreement, in accordance with the airframe escalation formula set out at section 3 of letter agreement number 11 to the Agreement, applying basic indices as follows:

(i)                                     A330-330 Credit Notes:

ECIb = average ECI-SIC-3721W for August 2002/September 2002/October 2002 (162.7)

ICb = IC – average IC-Index for August 2002/September 2002/ October 2002 (133.8)

(ii)                                  A330-200 Credit Notes:

ECIb = average ECI-SCI-3721W for June 2003/July 2003/August 2003 (167.2)

ICb = average IC-Index for June 2003/July 2003/August 2003 (139.1).

(4)                                  Except for the Credit Notes specified in paragraph 7 below, AVSA’s obligation to issue a Credit Note in respect of an RVG Aircraft is contingent upon the following:

(i)                                     NWA not being in breach of its obligation set out at C2.0 (ii) of the A330 FLA or in breach of any of its obligations pursuant to paragraph 6 of this Letter Agreement; and/or

(ii)                                  NWA shall not have elected to have AVSA or its subsidiary or affiliate participate in an EETC pursuant to the A330 FLA in respect of the relevant RVG Aircraft; and/or

(iii)                               Except with respect to the sixteenth Firm Aircraft (based upon the initial delivery schedule), the RVG Aircraft shall not be an aircraft pursuant to which United Technologies Pratt and Whitney Inc. have any financial support obligation under the Agreement or a separate agreement of financial accommodation; and/or

(iv)                              NWA serving written notice on AVSA, not less than five (5) days prior to the scheduled delivery month of the relevant RVG Aircraft, of its intention to utilise one of the available Credit Notes, in order to support the financing documentation and/or the invoice preparation.

(5)                                  If, after the date of this Letter Agreement, AVSA or its subsidiary and/or affiliate implements financing for the benefit of NWA, whether as a junior, senior or sole lender, in accordance with the provisions of Section A of the A330 FLA on an RVG Aircraft, then, for the purpose of calculating the amount to be financed by AVSA (or its subsidiary and/or affiliate) under the A330 FLA, the Net Flyaway Price of such RVG Aircraft shall be defined as the Final Contract price of the relevant RVG Aircraft plus Buyer Furnished Equipment less all airframe and engine credits available at delivery of such RVG Aircraft, including, without limitation, the Credit Note, if any, made available for such RVG Aircraft.

(6)                                  In the event that AVSA has issued a Credit Note in respect of any RVG Aircraft and pursuant to the A330 FLA AVSA subsequently participates, at the request of NWA, in an EETC in respect of that RVG Aircraft, NWA will repay to AVSA or its subsidiary or affiliate, as appropriate, the amount of that Credit Note plus interest at a rate per annum of three-month LIBOR (assuming consecutive three-month interest periods) plus *** basis points (*** %), which has accrued from the date of issue of the Credit Note until repayment of the same. Such repayment to be made by NWA not later than ten (10) days following AVSA’s participation in such EETC.

(7)                                  A Credit Note will be made available, in accordance with the terms of this Letter Agreement, in respect of A330-323 manufacturer’s serial number 542 (“MSN 542”) and A330-323 manufacturer’s serial number 578 (“MSN 578”), delivered to NWA on September 16, 2003 and March 19, 2004, respectively.

The amount of the Credit Note in respect of MSN 542 will be *** Dollars (US$ ***) plus interest on such two million two hundred thousand Dollars from the date of delivery of MSN 542 to the date of application of the Credit Note (as described below) at the same rate of interest calculated and invoiced to NWA for the same period of time by Airbus Finance Company Limited (“AFC”) as administrative agent pursuant to the Credit Agreement dated as of September 16, 2003 between NWA and AFC in respect of MSN 542 (the “MSN 542 Credit Agreement”).  Such Credit Note will be applied against the outstanding principal owed by NWA to AFC pursuant to the MSN 542 Credit Agreement, on the next interest payment date, being June 16, 2004, under the MSN 542 Credit Agreement.

AFC and NWA shall amend the MSN 542 Credit Agreement and AFC shall agree to provide a revised amortization schedule. For the purpose of calculating such revised amortization schedule (including the Initial Term and Extended Term), the MSN 542 Credit Agreement initial principal amount of the Loan (as defined in the MSN 542 Credit Agreement) shall be reduced by the amount of the Credit Note applied.

The amount of the Credit Note in respect of MSN 578 will be *** Dollars (US$ ***) plus interest on such two million two hundred thousand Dollars from the date of delivery of MSN 578 to the date of application of the Credit Note (as described below) at the same rate of interest calculated and invoiced to NWA for the same period of time by Airbus Finance Company Limited (“AFC”) as administrative agent pursuant to the Credit Agreement dated as of

March 19, 2004 between NWA and AFC in respect of MSN 578 (the “MSN 578 Credit Agreement”) . Such Credit Note will be applied against the outstanding principal owed by NWA to AFC pursuant to the MSN 578 Credit Agreement, on the next interest payment date, being June 21, 2004, under the MSN 578 Credit Agreement.

AFC and NWA shall amend the MSN 578 Credit Agreement and AFC shall agree to provide a revised amortization schedule. For the purpose of calculating such revised amortization schedule (including the Initial Term and Extended Term), the MSN 578 Credit Agreement initial principal amount of the Loan (as defined in the MSN 578 Credit Agreement) shall be reduced by the amount of the Credit Note applied.

(8)                                In the event that all or any of the circumstances set out at Section C1.0 of the A330 FLA arise, the obligations of AVSA under this Letter Agreement shall terminate without further act and without prejudice to any of AVSA’s right at law or pursuant to the A330 FLA.

(9)                                This Letter Agreement shall incorporate the provisions of section C7.0 and C8.0 of the A330 FLA, as if set out in full herein.

(10)                          This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(11)                          Any ambiguity between the A330 FLA and this Letter Agreement shall be interpreted so as to give effect to the terms of this Letter Agreement and except as set out herein the A330 FLA shall not be amended.

(12)                          The Letter Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts. Each counterparts shall constitute an original of this Letter Agreement and together, the counterparts shall constitute one document.

(13)                            For the avoidance of doubt:

(i)                                     Notwithstanding anything to the contrary contained in this Letter Agreement or in the A330 FLA, subject to the terms and conditions contained in this Letter Agreement, NWA shall be entitled to a Credit Note with respect to the sixteenth Firm Aircraft (based on the initial delivery schedule) whether or not such sixteenth Firm Aircraft is an RVG Aircraft and regardless of which entity is then the financier for such sixteenth Firm Aircraft (including United Technologies Pratt and Whitney Inc., AVSA, AFC or any party related thereto or any other party), and

(ii)                                  MSN 552 shall not be eligible to benefit from a Credit Note.

Yours faithfully,

/s/ Marie-Pierre Merle-Beral
for and on behalf of AVSA S.A.R.L.

We hereby accept and agree to the provisions of this Letter Agreement.

/s/ James Cottle
Signed for and on behalf of Airbus Finance Company Limited.

By:	James Cottle
Name:	James Cottle
Title:	Director

Northwest Airlines, Inc.

By:	/s/	Daniel B. Matthews
Name:		Daniel B. Matthews
Title:		Senior Vice President and Treasurer